Exhibit (g)(i)(A)

AMENDMENT NO. 1, DATED NOVEMBER 24, 2015,

TO THE MASTER CUSTODIAN AGREEMENT

DATED FEBRUARY 25, 2013 (THE “AGREEMENT”)

BY AND BETWEEN

STATE STREET BANK AND TRUST COMPANY (THE “CUSTODIAN”)

AND EACH SERIES OF THE CULLEN FUNDS TRUST LISTED ON

APPENDIX A TO THE AGREEMENT (THE “FUNDS”)

WHEREAS, the parties wish to amend the Agreement;

NOW THEREFORE, the Funds and the Custodian hereby agree to amend the Agreement as follows:

Appendix A to the Agreement is replaced with the attached Amended and Restated Appendix A.

IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first written above.

EACH OF THE ENTITIES SET FORTH ON APPENDIX A HERE TO		STATE STREET BANK AND TRUST COMPANY

By:	/s/ Jeff Battaglia	By:	/s/ Gunjan Kedia
Name:	Jeff Battaglia	Name:	Gunjan Kedia
Title:	Treasurer	Title:	Executive Vice President

APPENDIX A

TO

MASTER CUSTODY AGREEMENT

Amended and Restated as of November 24, 2015

Cullen Funds Trust

Cullen High Dividend Equity Fund

Cullen International High Dividend Fund

Cullen Small Cap Value Fund

Cullen Emerging Markets High Dividend Fund

Cullen Value Fund

Cullen Enhanced Equity Income Fund